Exhibit 99.1

Press Release	II-VI Incorporated 375 Saxonburg Boulevard Saxonburg, Pennsylvania 16056 Telephone (724) 352-4455

Release Date:	July 1, 2009	Contact:	Craig A. Creaturo
Chief Financial Officer and Treasurer
(724) 352-4455
ccreaturo@ii-vi.com
Homepage: www.ii-vi.com

II-VI Incorporated Announces Formation of Joint Venture in China

PITTSBURGH, PA – July 1, 2009 – II-VI Incorporated (NASDAQ Global Select: IIVI) announced today that it has entered into a joint venture with Beijing Supower Science and Technology Developing Co., Ltd. (Supower) whereby Supower will be the majority shareholder and II-VI will be the minority shareholder. The joint venture will operate as Langfang Haobo Diamond Co., Ltd. and will be a Sino-Foreign joint venture. The joint venture will be based in Beijing, China. Financial terms of the transaction were not disclosed.

“The formation of this joint venture represents a significant step in II-VI’s continuing globalization, product diversification and commitment to invest in technologies for high quality and low cost engineered materials and components,” said Francis J. Kramer, president and chief executive officer of II-VI Incorporated.

Langfang Haobo Diamond Co., Ltd. will produce chemical vapor deposition (CVD) diamond, CVD diamond coated products and laser cutting machines for superhard materials.

Founded in 2000, China-based Supower is the leading manufacturer of CVD diamond and laser cutting machines for the manufacture of superhard materials.

“The Supower management knowledge for a rapidly growing, high technology company combined with the crystal growth and materials expertise from II-VI will help accelerate the market adoption and success of the CVD diamond and laser cutting machine business of the joint venture,” said Jifeng Chen, founder and executive director of Beijing Supower Science and Technology Developing Co., Ltd.

II-VI will account for its investment in the joint venture under the equity method of accounting.

About II-VI Incorporated

II-VI Incorporated, a worldwide leader in engineered materials and components, is a vertically-integrated manufacturing company that creates and markets products for a diversified customer base including industrial manufacturing, military and aerospace, high-power electronics and telecommunications, and thermoelectric applications. Headquartered in Saxonburg, Pennsylvania, with manufacturing, sales, and distribution facilities worldwide, the Company produces numerous crystalline compounds including zinc selenide for infrared laser optics, silicon carbide for high-power electronic and microwave applications, and bismuth telluride for thermoelectric coolers.

- more -

II-VI Incorporated

July 1, 2009

In the Company’s infrared optics business, II-VI Infrared manufactures optical and opto-electronic components for industrial laser and thermal imaging systems, and HIGHYAG Lasertechnologie GmbH (HIGHYAG) manufactures fiber-delivered beam transmission systems and processing tools for industrial lasers. In the Company’s near-infrared optics business, VLOC manufactures near-infrared and visible light products for industrial, scientific, military and medical instruments and laser gain materials and products for solid-state YAG and YLF lasers. In the Company’s military & materials business, Exotic Electro-Optics (EEO) manufactures infrared products for military applications, and Pacific Rare Specialty Metals & Chemicals (PRM) produces and refines selenium and tellurium materials. In the Company’s Compound Semiconductor Group, the Wide Bandgap Materials (WBG) group manufactures and markets single crystal silicon carbide substrates for use in the solid-state lighting, wireless infrastructure, RF electronics and power switching industries; the Marlow Industries, Inc. subsidiary designs and manufactures thermoelectric cooling and power generation solutions for use in defense, space, photonics, telecommunications, medical, consumer and industrial markets; and, the Worldwide Materials Group (WMG) provides expertise in materials development, process development, and manufacturing scale up.

This press release contains forward-looking statements based on certain assumptions and contingencies that involve risks and uncertainties. The forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and relate to the Company’s performance on a going-forward basis. The forward-looking statements in this press release involve risks and uncertainties, which could cause actual results, performance or trends to differ materially from those expressed in the forward-looking statements herein or in previous disclosures. The Company believes that all forward-looking statements made by it have a reasonable basis, but there can be no assurance that management’s expectations, beliefs or projections as expressed in the forward-looking statements will actually occur or prove to be correct. In addition to general industry and economic conditions, factors that could cause actual results to differ materially from those discussed in the forward-looking statements in this press release include, but are not limited to: (i) the failure of any one or more of the assumptions stated above to prove to be correct; (ii) the risks relating to forward-looking statements and other “Risk Factors” discussed in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2008; (iii) purchasing patterns from customers and end-users; (iv) timely release of new products, and acceptance of such new products by the market; (v) the introduction of new products by competitors and other competitive responses; and/or (vi) the Company’s ability to devise and execute strategies to respond to market conditions.

CONTACT: Craig A. Creaturo, Chief Financial Officer and Treasurer of II-VI Incorporated, 724-352-4455, or e-mail, ccreaturo@ii-vi.com.

# # # #